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                                                                  EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT

         The following is a list of Solutia's subsidiaries as of December 31, 2005, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                              Percentage of
                                                              Voting Power
                                                              Owned by
                                                              Solutia
                                                              -------------

AMCIS AG..........................................................100%

CarboGen AG.......................................................100%

CPFilms Inc.......................................................100%

CPFilms Vertriebs GmbH............................................100%

Monchem, Inc......................................................100%

Monchem International, Inc. ......................................100%

Solchem Netherlands C.V...........................................100%

Solutia Brasil Ltda...............................................100%

Solutia Canada Inc................................................100%

Solutia Chemical Co., Ltd., Suzhou................................100%

Solutia Chemicals Iberica S.L.....................................100%

Solutia Chemicals India Private Limited...........................100%

Solutia Europe S.A./N.V...........................................100%

Solutia Greater China, Inc........................................100%

Solutia International Trading (Shanghai) Co., Ltd.................100%

Solutia Investments, LLC..........................................100%

Solutia Italia SrL................................................100%

Solutia Japan Limited.............................................100%

Solutia Korea Ltd.................................................100%

Solutia Management Company, Inc...................................100%

Solutia Mexico S. de R.L. de C.V..................................100%

Solutia Netherlands Holdings B.V..................................100%

Solutia Services International SCA/Comm, VA.......................100%

Solutia Singapore Pte. Ltd........................................100%

Solutia Systems, Inc..............................................100%

Solutia U.K. Holdings Limited.....................................100%

Solutia U.K. Investments Limited..................................100%

Solutia U.K. Limited..............................................100%